Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report, incorporated herein by reference, dated November 25, 2013, with respect to the financial statements and financial highlights of the Dynamic U.S. Growth Fund, as of September 30, 2013, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus and “Financial Statements” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Philadelphia, Pennsylvania

March 20, 2014